                                                                    EXHIBIT 10.1


                            FIRST AMENDMENT TO THE
                          OCEAN FEDERAL SAVINGS BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                                March 19, 1997

          This First Amendment to the Ocean Federal Savings Bank Employee Stock Ownership Plan (the "ESOP"), executed on March 19, 1997, by Ocean Federal Savings Bank (the "Bank").

                               WITNESSETH THAT:

          WHEREAS, the Board of Directors of the Bank adopted the ESOP effective January 1, 1996; and

          WHEREAS, the Board of Directors desires to amend the ESOP to reflect certain changes which are required by the Internal Revenue Service in order for the ESOP to obtain a favorable determination of the plan's tax-qualified status from the Internal Revenue; and

          WHEREAS, The Board of Directors also desires to make certain other clarifying amendments to the ESOP regarding the allocation of discretionary contributions and the computation period for determining years of service for purposes of vesting; and

          WHEREAS, the Board of Directors also desires to include a discretionary provision in the plan providing for matching contributions made with respect to employee salary deferrals made under the Bank's 401(k) plan;

          WHEREAS, by previous resolution, the Board of Directors has duly authorized certain officers to take whatever action necessary to ensure that the Plan meets the qualification requirements of the Internal Revenue Code and obtains a favorable determination letter form the Internal Revenue Service regarding such qualifications; and

          WHEREAS, Section 13.4 permits the ESOP to be amended from time to time as is necessary.

          NOW, THEREFORE, BE IT RESOLVED, that the ESOP shall be, and hereby is, amended as follows:

                                 FIRST CHANGE
                                 ------------

          Effective January 1, 1997, Section 4.1 is amended by adding the words "while a Participant" to the end of the last sentence thereof. Accordingly, the last sentence of Section 4.1 shall read in its entirety as follows:

          The Employers' contributions and available forfeitures for a Plan Year shall be credited as of the last day of the year to the Accounts of the Active Participants in proportion to their amounts of Cash Compensation while a Participant.

                                 SECOND CHANGE
                                 -------------

          Effective January 1, 1996, the first sentence of the paragraph immediately following Section 5.1-2 is deleted in its entirety and replaced with the following:

          For purposes of this Section 5.1 and the following Section 5.2, "annual addition" means the sum for any year of (a) employer contributions and forfeitures allocable to a Participant under all plans (or portions thereof) maintained by an Employer subject to
          Section 415(c) of the Code, (b) the Participant's employee contributions under all such plans (or portions thereof), and (c) amounts described in Section 419A(d)(2) of the Code (relating to post-retirement medical benefits of key employees) or allocated to an annuity or pension plan individual medical account described in
          Section 415(1) of the Code, to the extent includable for purposes of
          Section 415(c)(2) of the Code. A Participant's employee contributions described in (a) above shall be determined without regard to (i) any rollover contributions, (ii) any repayments of loans, or (iii) any prior distributions repaid upon the exercise of buy-back rights.

                                 THIRD CHANGE
                                 ------------

     Effective January 1, 1996, Section 5.2 is hereby amended by adding a new subsection to the end thereof. New subsection 5.2-3 shall provide as follows:

          This subsection applies, if, in addition to this Plan, a Participant is covered under another qualified defined contribution plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer which provides an annual addition during any limitation year. The annual additions which may be credited to a Participant's account under this Plan for any such limitation year will not exceed the maximum permissible amount (as determined under Section 5.1) reduced by the annual additions credited to a Participant's account under the other plans and welfare benefit funds for the same limitation year. If the allocations to a Participant's Account otherwise required under this Plan for any Plan Year would cause the limitations of Section 5.1 to be exceeded for that Plan Year, contributions otherwise required with respect to such Participant under this Plan, shall be reduced to the extent necessary to comply with the limitations of section 5.1; provided, however, that in the event that the limitations of Section
          5.1 shall be exceeded by reason of the combined amounts contributed under all of the Employer's defined contribution plans, it is intended that contributions made under the Employer's other defined contribution plans be reduced first.

                                 FOURTH CHANGE
                                 -------------

          Effective January 1, 1996, Section 9.2 is amended by deleting the first sentence in its entirety and replacing it with the following language:

          For purposes of this Plan, a "Vesting Year" means a twelve (12) consecutive month period in which an Employee has at least 1,000 Hours of Service. An Employee's initial Vesting Year shall be the twelve
          (12) consecutive month period beginning with the day the Employee first completes an Hour of Service. A Participant's subsequent Vesting Years shall be the twelve (12) consecutive month periods coinciding with the calendar year, commencing with the calendar year which includes the date the Participant first completed an Hour of Service with the Employer.

                                 FIFTH CHANGE
                                 ------------

          Effective January 1, 1996, the third sentence of Section 10.1 is hereby amended and restated in its entirety to read as follows:

          Notwithstanding the foregoing, if the balance credited to his Account exceeds, or at the time of any prior distribution exceeded, $3,500, his benefit shall not be paid before the latest of his 65th birthday or the tenth anniversary in which he commenced participation in the Plan, unless he elects an early payment date in a written election filed with the Committee.

                                 SIXTH CHANGE
                                 ------------

          Effective January 1, 1996, Section 12.4 shall be amended by deleting the last sentence thereof in its entirety and replacing it with the following sentence:

          The value of any stock that is not traded on a generally recognized public market shall be valued as of each Valuation Date by an appraiser meeting requirements similar to the requirements of the regulation prescribed under Section 170(a)(1) of the Code.

                                SEVENTH CHANGE
                                --------------

          Effective January 1, 1997, Sections 2, 4, 5, and 9 of the ESOP shall be amended to include language that will permit the employer to make matching contributions (made with respect to the participant's 401(k) salary reduction contributions) to the ESOP. Specifically, Section 2 is hereby amended by including the definition of "Matching Employer Contributions" and Sections 4, 5 and 9 are hereby amended by adding new subsections 4.5 and 5.5, and revising subsections 9.1 and 9.6 as follows:

          Section 2.  Definitions
                      -----------

          "Matching Employer Contributions" means contributions made by the Employer pursuant to Section 4.5 to a Participant's Matching Employer Contributions Account.

          Section 4.5  Matching Employer Contributions
                       -------------------------------

          For each Plan Year commencing with the Plan Year 1997, the Employer, in its sole discretion, may make a contribution equal to a percentage of the Employee Basic Contributions made for the Plan Year on behalf of each Participant under the terms of the Retirement plan for Ocean Federal Savings Bank ("401(k) Plan").

          Section 5.5  Nondiscrimination Test for Matching Employer
                       --------------------------------------------
                       Contributions
                       -------------

          Notwithstanding anything herein to the contrary, the Plan shall meet the nondiscrimination test of Section 401(m) of the Code (described in Section 5.5-1) and applicable regulations for each Plan Year. In order to meet the nondiscrimination test, any or all of the following steps may be taken:

          (a) At any time during the Plan Year, the Committee may limit the amount of Matching Employer Contributions that may be made on behalf of Highly Compensated Employees;

          (b) The Committee may reduce the Matching Employer contributions made for the Plan Year to the extent necessary to meet the requirements of Section 401(m) of Code, in the manner described in Section 5.5-1;

          (c) The Committee may recommend to the Board that the Employer make an additional Matching Employer Contribution to the plan for the benefit of Participants who are not Highly Compensated Employees. This additional allocation may be based on Participant's Total Compensation; and

          (d) The Committee may take any other steps that the Committee deems appropriate.

          5.5-1        For Plan Years beginning after December 31, 1996, the
               nondiscrimination requirements of Section 401(m) of the Code require that, in each Plan Year, the Contribution Percentage (defined below) of the eligible Highly Compensated Employees for such Plan Year does not exceed the greater of:

               (a) The Contribution Percentage of all other eligible Employees for the preceding Plan Year multiplied by 1.25; or

               (b) The lesser of the Contribution Percentage of all other eligible Employees for the preceding Plan Year multiplied by 2, or the Contribution Percentage of all other eligible Employees for the preceding Plan Year plus 2 percentage points.

          The Committee may elect to calculate the Contribution Percentages using the Plan Year rather than the preceding Plan Year; provided, however, that if the Committee so elects, the election may only be changed as provided by the Secretary of the Treasury.

          5.5-2        The Contribution Percentage for a group of Employees is
the average of the ratios, calculated separately for each Employee in the group, of the amount of Matching Employer Contributions that are credited under the Plan on behalf of each Employee for the Plan Year, to the Employee's Compensation for the Plan Year. Use of the alternative limitation shall be subject to the provisions of Treasury Regulation Section 1.401(m)-2 regarding the multiple use of the alternative deferral tests set forth in Sections 401(k) and 401(m) of the Code.

          5.5-3        Notwithstanding the foregoing, if the test described in
Section 5.5-1 is not satisfied for a Plan Year, the Committee may use any other test permitted under Section 401(m) of the Code or applicable Treasury Regulations to determine whether the Plan meets the nondiscrimination requirements of Section 401(m) of the Code.

          9.1          Deferred Vesting in Accounts
                 ----------------------------------

_________ A Participant's vested interest in his Account attributable to his Employer's contributions pursuant to Sections 4.1 and 4.2 shall be based on his Vesting Years in accordance with the following table, subject to the balance of this Section 9:
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                                         Percentage of
               Vesting Years             Interest Vested
               -----------------------------------------

               fewer than 5                    0%
               5 or more                     100%

          A Participant's vested interest in his Account attributable to Employer's Matching Contribution shall be determined in accordance with the provisions of the Retirement plan for Ocean Federal Savings Bank.

          9.6          Forfeitures, Repayment and Restoral
                       -----------------------------------

Accounting for Forfeitures   A forfeiture shall be charged to the Participant's
--------------------------
Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 9.5. Except as otherwise provided in that Section, at the discretion of the Committee, a forfeiture shall be used to reduce any matching Employer Contributions made by the terminated Participant's Employer under Section 4.5 or be added to the contributions of the terminated Participant's Employer which are to be credited to other Participants pursuant to Section 4.1, as of the last day of the Plan Year in which the forfeiture becomes certain.

          IN WITNESS WHEREOF, the Bank has adopted this First Amendment to the ESOP and caused this instrument to be executed by its duly authorized officers as of the above date.


ATTEST:


_________________________________By:  _______________________________________
Secretary`                            President